Exhibit 4(e)

FORM OF CHECK

Front of Check

Name

Check Number ________

Address

City, State, Zip

Date:________________   64-9049/2611

90

Pay to the

Order of _________________________________________________ $_____________

_________________________________________________________Dollars

1st Franklin Financial  2611

P.O. BOX 880, TOCCOA, GA  30577

Payable Through CBT, A Division of SCBT, NA

Cornelia, GA

For ___________________________

_____________________________

|:261190490|:

Back of Check

Endorse Here __________________________ DO NOT WRIT, STAMP OR SIGN BELOW THIS LINE RESERVED FOR FINANCIAL INSTITUTION USE _______________________